Exhibit 99.1
Talen Energy, Other Parties Reach Reliability Must Run Settlement Agreement for Brandon Shores and H.A Wagner Power Plants
Agreement maintains critical infrastructure, reliable electricity in Baltimore and protects Maryland consumer rates.
HOUSTON, Jan. 27, 2025 (GLOBE NEWSWIRE) - Talen Energy Corporation (“Talen”) (NASDAQ: TLN) announced today that it, PJM Interconnection, L.L.C. (“PJM”), and a broad coalition of the Maryland Public Service Commission, Maryland customers, electric utilities, and Sierra Club have agreed on the terms by which Talen will operate its Brandon Shores and H.A. Wagner power plants until May 31, 2029, beyond their scheduled May 31, 2025 retirement dates. The agreement, colloquially called a “reliability-must-run” or “RMR” agreement, is intended to provide the power necessary to maintain grid and transmission reliability in and around the City of Baltimore until necessary transmission upgrades to provide reliable power to the area from other sources are complete.
The settlement, which must be approved by FERC and may be contested by the PJM Independent Market Monitor, will provide fixed payments to Talen at $312/MW-day ($145 million annually) and $137/MW-day ($35 million annually) to operate Brandon Shores and H.A. Wagner, respectively. These figures include a $5 million performance incentive for Brandon Shores and a $2.5 million performance incentive for H.A. Wagner. The settlement will separately reimburse Talen for fuel costs and variable operations and maintenance expenses.
Several recent FERC proceedings related to future PJM base residual capacity auction parameters include questions about how to treat RMR generation resources in the capacity markets. Under the terms of the settlement, Brandon Shores and H.A. Wagner will not be considered capacity resources and will not have separate capacity obligations or be subject to capacity performance penalties. The settling parties have, however, agreed that PJM will consider the Brandon Shores and H.A. Wagner plants to be part of the capacity market supply stack. The “offer” price for the plants in upcoming auctions will depend on the outcome of PJM’s pending Section 205 proceeding, which proposes to include RMR resources administratively in supply as price-takers.
“This RMR agreement is an important milestone in the collective efforts of PJM, Talen, the Maryland Public Service Commission, and other representatives of Maryland consumers to ensure the reliable supply of electricity to the people of Baltimore and its surrounding area,” said Mac McFarland, President and Chief Executive Officer of Talen. “Talen is pleased to do its part to help provide critical infrastructure with an RMR structure that simultaneously creates reliable electricity in Baltimore and protects Maryland consumer rates.”

About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
Investor Relations:
Ellen Liu
Senior Director, Investor Relations
InvestorRelations@talenenergy.com

Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

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